SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 3, 2009, FTI Consulting, Inc. (“FTI”), filed a Current Report on Form 8-K to report under Item 1.01 Entry into a Material Definitive Agreement, the approval of the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan) by stockholders of FTI at the 2009 Annual Meeting of Stockholders held on June 3, 2009.

The Company is filing this Current Report on Form 8-K/A to amend the Item under which that report was filed to be pursuant to paragraph (e) of Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Other than the noted revision, this Form 8-K/A does not amend the Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan

On April 8, 2009, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) approved the amendment and restatement of the FTI Consulting, Inc. Deferred Compensation Plan for Key Employees and Non-Employee Directors (the “Deferred Compensation Plan”) (to be renamed the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (the “Omnibus Plan”)), and authorized the submission of the Omnibus Plan to stockholders for approval. The Omnibus Plan was approved by the stockholders of FTI at the 2009 Annual Meeting of Stockholders held on June 3, 2009.

The 2009 Omnibus Plan provides incentive compensation in the form of equity and equity-based awards. All employees, officers, non-employee directors and individual service providers of FTI are eligible to participate in the Omnibus Plan, although it is not anticipated that every eligible person will receive awards. The material terms of the Omnibus Plan have been described in FTI’s proxy statement filed with the Securities and Exchange Commission on April 23, 2009 (the “Proxy Statement”).

The Omnibus Plan retains all the provisions of the Deferred Compensation Plan as in effect prior to its amendment and restatement, which allows (i) employees at the senior managing director and practice group leader levels or higher or other highly compensated positions with FTI and our subsidiaries in and outside of the U.S., to voluntarily defer a portion of their annual cash bonus payments and substitute deferred stock units and (ii) FTI’s non-employee directors to elect to defer all or a portion of their annual cash and equity compensation and substitute deferred stock units or deferred restricted stock units, as applicable, in each case representing the right to receive one share of our common stock for each stock unit and restricted stock unit upon a pay-out event. Executive officers and other officers of FTI designated as officers subject to Section 16 of the

Securities Exchange Act of 1934, as amended, are not eligible and will continue not to be eligible to participate in the deferral features of the Omnibus Plan.

The Omnibus Plan includes the following key modifications:

i.	Adds the authority to grant incentive and non-qualified stock options and stock appreciation rights and stock-based awards, including restricted stock, unrestricted stock, performance stock, phantom stock, stock unit and restricted stock unit awards, of which an aggregate of 900,000 shares of common stock would be available for restricted and unrestricted stock awards as well as other stock-based awards, including phantom stock, performance awards, stock units, restricted stock units and performance units (“2009 Plan Awards”);

ii.	Adds all employees, executive officers, non-employee directors and individual service providers of FTI and our subsidiaries and affiliates as individuals eligible to receive grants of 2009 Plan Awards in the discretion of the administrator; and

iii.	Adds performance goals and annual per participant grant limitations so that certain awards granted under the 2009 Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The summary of the Omnibus Plan included in this Current Report on Form 8-K is qualified in its entity by the full text of the Omnibus Plan, which was included as an appendix to the Proxy Statement and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: June 9, 2009	By:	/s/ Eric B. Miller
Eric B. Miller Executive Vice President and General Counsel

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